UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2024

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Foghorn Therapeutics Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-39634	47-5271393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square, Ste 700
Cambridge,	MA	02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 586-3100
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FHTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain    Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2024, Foghorn Therapeutics Inc. (the “Company”) announced that Kristian F. Humer had been appointed to serve as the Company’s Chief Financial Officer, effective immediately. In connection with his appointment, Mr. Humer will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Humer, age 49, previously served as the Chief Financial and Chief Business Officer of Viridian Therapeutics from July 2021 until September 2023. Prior to joining Viridian Therapeutics, Mr. Humer was Managing Director in the healthcare investment banking group at Citi from January 2017 until July 2021, where he helped lead the firm's investment banking engagements for biotechnology and pharmaceutical companies, and was instrumental in advising clients on strategic matters, including equity, equity linked and M&A transactions. He served in a number of prior roles at Citi, including as Director of Healthcare Investment Banking, Vice President of Healthcare Investment Banking and Associate of Healthcare Investment Banking. Prior to Citi, Mr. Humer worked at Lehman Brothers, UBS and Merrill Lynch. Mr. Humer holds an MBA degree from Duke University’s Fuqua School of Business and a BA (Hons) degree in accounting and economics from the University of Reading, United Kingdom. Mr. Humer is a member of the board of Sensei Biotherapeutics, a public biotechnology company.

There are no arrangements or understandings between Mr. Humer and any other person pursuant to which he was elected as an officer. There are no family relationships between Mr. Humer and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Humer.

In connection with his appointment as Chief Financial Officer, Mr. Humer and the Company entered into a letter agreement that sets forth the terms and conditions of his employment (the “Employment Agreement”). The Employment Agreement provides for (i) an annual base salary of $475,000, (ii) eligibility to receive an annual performance bonus targeted at forty percent (40%) of his annual base salary (the “Target Bonus”), (iii) a signing bonus of $87,000, less required deductions and withholdings, and (iv) an option award granted under the Company’s 2020 Equity Incentive Plan to purchase 275,000 shares of common stock of the Company, to be granted on or after April 16, 2024. The options will have a per share exercise price equal to the closing price of a share of the Company’s common stock on the date of grant and shall vest as to twenty five percent (25%) of the underlying shares on the first anniversary of grant date, and the remaining seventy five percent (75%) of the shares in equal quarterly installments on the first day of each calendar quarter for the twelve (12) quarters thereafter, in each case, subject to Mr. Humer’s continued employment with the Company through the applicable vesting date.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement (a copy of which is filed as Exhibit 10.1 attached hereto).

In connection with Mr. Humer’s appointment, Stephen DiPalma, the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, will cease to serve in such roles.

Item 8.01 Other Events.

On April 16, 2024, the Company issued a press release announcing the foregoing management changes. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1    Letter Agreement between Foghorn Therapeutics Inc. and Kristian F. Humer, dated April 16, 2024

99.1    Press release issued on April 16, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOGHORN THERAPEUTICS INC.
By:	/s/ Michael J. LaCascia
Michael J. LaCascia
Chief Legal Officer

Date: April 16, 2024